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                                                                     Exhibit 4.3

                                  AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT
                                  AND CONSENT

     THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT AND CONSENT is made and entered into as of the 31st day of July, 1998, by and between Maxygen, Inc., a Delaware corporation (the "Company"), and the undersigned holders (the "Investors") of the Company's Series A Preferred Stock, $0.0001 par value per share (the "Series A Preferred") and Series B Preferred Stock, $0.0001 par value per share (the "Series B Preferred").

                                    RECITALS

     The Company and certain of the Investors and their predecessors in interest (the "Series A Investors") have entered into that certain Registration Rights Agreement dated the 14th day of March, 1997, attached hereto as Exhibit A (the "Rights Agreement"), that provides that such Investors are to receive certain registration rights with respect to Maxygen Common Stock ("Common Stock") and the Series A Preferred.

     Certain additional investors (the "Series B Investors") have subscribed to purchase shares of the Company's Series B Preferred Stock, $0.0001 par value per share (the "Series B Preferred").

     The Series A Investors constitute the holders of a majority of the outstanding Registrable Securities for the purposes of Sections 13 and 17 of the Rights Agreement.

     The Company and the Investors wish to amend the Rights Agreement to add the Series B Preferred as Registrable Securities.

     The Series A Investors wish to consent to the granting of registration rights to the Series B Investors.

     The Series B Investors wish to become parties to the Rights Agreement, as amended hereby.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Pursuant to Section 17 of the Rights Agreement, the definition of "Registrable Securities" contained in Section 1(d) of the Rights Agreement is hereby amended to read as follows:
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         (d) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series A Preferred or the Series B Preferred, (ii) shares of Common Stock held of record by any of the Investors,
(iii) shares of Common Stock issued or issuable upon conversion of any other series of Preferred Stock of the Company as shall be agreed to in writing by a majority of the then outstanding Registrable Securities, and (iv) shares of Common Stock issued as a dividend or distribution with respect to, or in exchange or in replacement of, the foregoing;

     2. By executing this Agreement on the Series B Investor Signature Page, each Series B Investor becomes a party to the Rights Agreement, as amended, as though such Series B Investor had executed the Rights Agreement as of the date thereof.

     3. Pursuant to Section 13 of the Rights Agreement, the Investors consent to the Company entering into the Rights Agreement with the Series B Investors.

     This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

MAXYGEN, INC.
3410 Central Expressway
Santa Clara, California 95051


/s/ Russell J. Howard
-----------------------------
Signature


Russell J. Howard
-----------------------------
Name (please print)

President & CEO
-----------------------------
Title

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SERIES A INVESTORS

AFFYMAX TECHNOLOGIES N.V.
Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex,
United Kingdom UB6 0NN
Attn:_________________
Fax:__________________


/s/ Adrian Hennah
----------------------------
Signature

Adrian Hennah
----------------------------
Name (please print)

Director
----------------------------
Title


TECHNOGEN ASSOCIATES, L.P.
525 University Avenue, Suite 700
Palo Alto, California  94301

By:   TECHNOGEN MANAGERS, L.L.C.,
      its general partner


/s/ Isaac Stein
----------------------------
Signature

Isaac Stein
----------------------------
Name (please print)

Manager
----------------------------
Title

                                       3
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                               SERIES B INVESTOR
                               SIGNATURE PAGE TO
                    REGISTRATION RIGHTS AGREEMENT CONTINUED


SERIES B INVESTORS


----------------------------
Entity (if applicable)


/s/
----------------------------
Signature

----------------------------
Name (please print)

----------------------------
Title (if applicable)

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